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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto, with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

         This Joint Filing Agreement may be signed in counterpart copies.


Dated:  December 24, 1998                  ST. JOE CAPITAL II, INC.

                                           By:  /s/ David F. Childers III
                                                ------------------------------
                                           Name:  David F. Childers III
                                           Title:  President

Dated:  December 24, 1998                  THE ST. JOE COMPANY

                                           By:  /s/ Michael N. Regan
                                                ------------------------------
                                           Name:  Michael N. Regan
                                           Title:  Vice President